UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2020

El Paso Electric Company
(Exact name of registrant as specified in its charter)

Texas	001-14206	74-0607870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas		79901
(Address of principal executive offices)		(Zip Code)

(915) 543-5711
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	EE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ◻

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2019, the Compensation Committee of the Board of Directors of El Paso Electric Company (the “Company”) granted 15,000 shares of restricted stock (the “Restricted Stock”) to Mr. Adrian J. Rodriguez, the Company’s Interim Chief Executive Officer, General Counsel and Assistant Secretary.  Twenty-five percent of the Restricted Stock will vest on each of the first, second, third and fourth anniversary of the grant date; provided, however, that all the Restricted Stock will vest immediately prior to the closing of the Merger (as defined below); provided further that Mr. Rodriguez is continuously employed by the Company from the grant date of the award through the applicable vesting date.

Item 7.01	Regulation FD Disclosure

On March 31, 2020, the Company issued a press release (the “Press Release”) announcing the receipt of the FERC Order (as defined below). The Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K (this “Form 8-K”) and is incorporated herein by reference.

The information in this Item 7.01 of this Form 8-K, including the Press Release (Exhibit 99.1 hereto), is being furnished, not filed, pursuant to Item 7.01. Accordingly, the information in this Item 7.01 of this Form 8-K and the Press Release (i) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and (ii) will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 8.01	Other Events

As previously disclosed, on June 1, 2019, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Sun Jupiter Holdings LLC (“Parent”) and Sun Merger Sub Inc., a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and becoming a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of the Infrastructure Investments Fund, an investment vehicle advised by J.P. Morgan Investment Management Inc.

On March 30, 2020, the Federal Energy Regulatory Commission (the “FERC”) issued an order (the “FERC Order”) authorizing the Merger, subject to the FERC’s approval of mitigation to address certain discrete competitive effects of the Merger that could arise.  The FERC concluded that the Merger, as conditioned, satisfies governing federal standards and authorized the Merger as consistent with the public interest. The proposed mitigation is required to be filed within 45 days of the issuance of the FERC Order. As previously announced, the Company received approvals required to consummate the Merger from the New Mexico Public Regulation Commission, the U.S. Nuclear Regulatory Commission, the Public Utility Commission of Texas, the City of El Paso, Texas, the Federal Communications Commission, the Federal Trade Commission and the Antitrust Division of the Department of Justice.

Approval by the FERC is the final required regulatory approval under the Merger Agreement. The Company expects the closing of the Merger to occur upon the FERC’s approval of the required mitigation, and upon satisfaction or waiver of the remaining conditions to the closing of the Merger.

Item 9.01.	Financial Statements and Exhibits.

The exhibits listed below are filed or furnished, as applicable, herewith.

(d)          Exhibits.

Exhibit Number	Description

99.1	Press Release dated March 31, 2020.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL PASO ELECTRIC COMPANY

	By:	/s/ Nathan T. Hirschi
	Name:	Nathan T. Hirschi
Dated: April 3, 2020	Title:	Senior Vice President and Chief Financial Officer